 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of QualTek Services Inc. of our report dated April 1, 2022, relating to the consolidated financial statements of BCP QualTek Holdco, LLC, appearing in Form 8-K/A (Amendment No. 1) of QualTek Services Inc.

/s/ RSM US LLP

Blue Bell, Pennsylvania

April 21, 2022